EXHIBIT 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT
BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE
HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED

EIGHTH AMENDMENT TO LEASE

THIS EIGHTH AMENDMENT TO LEASE (this “Amendment”) is dated for reference purposes only as of ___________, 2019 (the “Eighth Amendment Date”), by and between GI TC ONE WILSHIRE, LLC, a Delaware limited liability company (“Landlord”), and CORESITE ONE WILSHIRE, L.L.C., a Delaware limited liability company (formerly known as CRG West One Wilshire, L.L.C.) (“Tenant”).

RECITALS:

A.        Hines REIT One Wilshire L.P., a Delaware limited partnership (“Hines”) and Tenant entered into that certain Lease dated as of August 1, 2007 (the “Original Lease”), as amended by that certain: (i) First Amendment to Lease dated as of May 1, 2008 (the “First Amendment”) between Hines and Tenant; (ii) Second Amendment to Lease dated as of November 5, 2009 (the “Second Amendment”) between Hines and Tenant; (iii) Third Amendment to Lease dated as of June 15, 2011 (the “Third Amendment”) between Hines and Tenant; (iv) Fourth Amendment to Lease dated as of January 9, 2013 (the “Fourth Amendment”) between Hines and Tenant; (v) Fifth Amendment to Lease dated as of May 29, 2015 (the “Fifth Amendment”) between Landlord (as successor-in-interest to Hines) and Tenant; (vi) Sixth Amendment to Lease dated as of April 29, 2016, between Landlord and Tenant (the “Sixth Amendment”); and (vii) Seventh Amendment to Lease dated as of June 30, 2018, between Landlord and Tenant (the “Seventh Amendment”).

B.         The Original Lease, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment,  the Sixth Amendment and the Seventh Amendment are collectively referred to herein as the “Existing Lease.”  Unless specifically indicated to the contrary, references in this Amendment to a definition in or section of the Original Lease shall mean such definition in or such section of the Original Lease as may have been amended in the First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment or Sixth Amendment.

C.         Pursuant to the Existing Lease, (i) Tenant leases from Landlord certain premises consisting of approximately 176,685 rentable square feet inclusive of 2,301 rentable square feet in the Storage Space (the “Existing Premises”) within that certain office building located at 624 S. Grand Avenue, Los Angeles, California (the “Building”); (ii) Tenant has the right to use certain Conduits (as defined in Section 6.9.3 of the Original Lease) that existed in the Building as of the date of the Original Lease; and (iii) Tenant is licensing space in the Building to install and use the First Amendment Additional Conduits, the Second Amendment CS Additional Conduits, the Second Amendment TWC Additional Conduits, the Third Amendment CS Conduit, the Fourth Amendment Conduits, the Fifth Amendment Conduits, the Sixth Amendment Conduits and the Seventh Amendment Conduits (collectively the “Existing Amendment Conduits”).

D.        From and after the Eighth Amendment Date, references to “this Lease” or “the Lease” in the Existing Lease, shall all mean and refer to the Existing Lease, as amended by this Amendment.

E.         Landlord and Tenant now desire to amend the Existing Lease to:  (i) provide for the licensing of additional space in and outside the Building for Tenant to install and use additional conduits which will penetrate the structure of the Building; and (ii) modify various other terms and provisions of the Existing Lease, all as hereinafter provided.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.         Recitals Incorporated.  The Recitals set forth above are incorporated herein by this reference and shall be deemed terms and provisions hereof with the same force and effect as if fully set forth in this Section.

2.         Eighth Amendment Structural Conduits.

2.1       Term.  During the period (the “Eighth Amendment Structural Conduits Term”) commencing on the Eighth Amendment Date (the “Eighth Amendment Structural Conduits Commencement Date”) and expiring concurrently with the Second Extended Term,  Tenant shall have the right to install and, after installation, the exclusive right to use, the Eighth Amendment Structural Conduits (as defined below).  The “Eighth Amendment Structural Conduits” means (i)  four (4) two inch (2”)  in diameter conduits (Conduit Id Nos. 3083,  3084,  3085,  and 3086) running from Grand Avenue through the southern side of the western wall of the Building (converting on the P1 level of the Building to two (2) four inch (4”) conduits (Conduit Id Nos. 3081 and 3082)) and intersecting with Tenant’s Existing Amendment Conduits ID Nos. 3055 and 3065 on the P1 level of the Building,  and (ii) two (2) four inch (4”) in diameter conduits (Conduit Id Nos.  3079 and 3080)  running from Grand Avenue through the northern side of the western wall of the Building and intersecting with Tenant’s Existing Amendment Conduits  Id Nos. 3055 and 3065 on the P1 level of the Building (the “Eighth Amendment Structural Conduits”), as further described in the attached Exhibit A.  Except as otherwise provided in this Section 2, all of the terms of the Lease related to the Supplemental Equipment and Supplemental Areas shall apply with respect to the Eighth Amendment Structural Conduits (including, without limitation, the applicable provisions of the Special Use Conditions set forth in Section 2.1 of the Summary in the Original Lease, and Section 6.9 of the Original Lease).  The first three (3) sentences of the second paragraph of Section 6.9.10 of the Original Lease shall not apply with respect to the Eighth Amendment Structural Conduits.  The Eighth Amendment Structural Conduits shall be deemed to be part of the Supplemental Equipment and the areas of the Building and other areas on the Property located outside the Building in which the Eighth Amendment Structural Conduits are located shall be deemed to be part of the Supplemental Areas.  For purposes of Section 10.4 of the Fourth Amendment, as amended by Section 14.6 of the Seventh Amendment, (i) the Eighth Amendment Structural Conduits shall be Amendment Conduits, and (ii) the Eighth Amendment Structural Conduit Term shall be an Amendment Conduit Term.

2.2       Use.  The Eighth Amendment Structural Conduits may be used solely for the purposes of connecting the buildings located at 900 N. Alameda Street, Los Angeles, California, to the termination point of Tenant’s Existing Amendment Conduits Id. Nos. 3055 and

3065 on the P1 level of the Building installed by Tenant (the “Eighth Amendment Structural Conduits Permitted Use”).  Tenant shall not permit any other party to connect to any Eighth Amendment Structural Conduit or to install an offshoot or coupling thereto.  Any use of the Eighth Amendment Structural Conduits for any purpose other than the Eighth Amendment Structural Conduits Permitted Use shall be an Event of Default, subject to the notice and cure periods set forth in Section 18.1.2 of the Original Lease provided that the cure period shall not exceed 90 days, and permit Landlord to terminate Tenant’s right to use the same.

2.3       Rent. [***].

2.4       Installation.  The Eighth Amendment Structural Conduits and any wiring or cabling installed therein, shall be installed by Tenant at Tenant’s sole cost and expense in accordance with Section 6.9 and Article 8 of the Original Lease,  as those sections are modified by the terms of this Section 2 below, and in accordance with the Method of Procedure attached hereto as Exhibit B.  Landlord shall not be obligated to perform, provide or pay for any improvements, work or services related to the Supplemental Areas for the Eighth Amendment Structural Conduits, and Tenant shall occupy and accept the same in its “AS IS” condition.  Tenant and its engineer and contractor shall be responsible to verify, in the field, the conditions of the Building and other portions of the Project, and Landlord shall have no responsibility in connection therewith.  Notwithstanding that any plans and specifications for Alterations are reviewed by Landlord or any of its employees, contractors or agents, and notwithstanding any advice or assistance which may be rendered to Tenant or any of its employees, contractors or agents by Landlord or any of its employees, contractors or agents, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in plans and specifications for Alterations.  Tenant shall reimburse Landlord upon demand, without additional markup, for all reasonable and documented costs incurred by Landlord in connection with the Eighth Amendment Structural Conduits and the related Alterations proposed to be made by Tenant.  Notwithstanding anything to the contrary set forth in the Lease, the Eighth Amendment Structural Conduits and all related Alterations (as defined in Section 8.1 of the Original Lease) proposed by Tenant may only be installed and later modified in strict compliance with plans and specifications for the same approved by Landlord, which approval shall not be unreasonably withheld; provided, however, Landlord may withhold approval in its sole discretion with respect to any aspect of the Eighth Amendment Structural Conduits and/or related Alterations which may (i) affect the Building Structure, (ii) affect the appearance of the exterior of the Building or any portion of the Project located outside the Building, (iii) affect any Building Systems, or (iv) affect the operations of Landlord, any tenant or any other occupant of the Project or any of their occupancies, systems or equipment on the Project.  It is anticipated that no steel or other reinforcement element of the Building Structure will be encountered or affected by Alterations proposed by Tenant. If any steel or other reinforcement element of the Building Structure is encountered during the course performing any work on Alterations, Tenant shall immediately discontinue the subject work and the continued performance of the same shall be subject to Landlord’s approval of alternative plans and additional requirements for the same.  As a condition of its consent to the installation or repair of the Eighth Amendment Structural Conduits and related Alterations or repairs to the same, Landlord may impose commercially reasonable requirements, and with respect to those which are subject to the approval of Landlord in its sole discretion, any requirements which Landlord may elect in its sole and absolute discretion, including, but not limited to, the requirement that Tenant utilize for such purposes only architects, engineers, contractors and subcontractors, materials, mechanics and materialmen approved by Landlord, except that Landlord may designate the engineers, contractors and subcontractors to design or perform all work affecting the Building Structure.  If Tenant fails to comply with the terms of this Section 2, Landlord may cause the cessation of construction or installation of the subject work until such time as Tenant complies with the terms of this Section 2.  If any Alteration is made without Landlord’s prior consent, Landlord shall have the right to remove and correct such Alteration and restore the Project to its condition immediately prior thereto or to require Tenant to do the same, and Tenant shall pay to Landlord upon demand all costs incurred by Landlord in connection therewith.  Notwithstanding the foregoing, as of the date of this Eighth Amendment, Landlord acknowledges its consent to the work for the Eighth Amendment Conduits described on Exhibit A attached hereto, and to each of Tenant’s contractors for the same identified on Exhibit C attached here only with respect to the work expressly identified next to each such contractor’s name.  Upon completion of any such Alterations, Tenant shall, at its expense, deliver to Landlord:  (1) certifications executed by Tenant’s engineers and contractors for such Alterations, which certifications shall certify that the “record-set” of as-built drawings for such Alterations are true and correct; (2) copies of all permits, other approvals of governmental authorities and warranties and guaranties relating to such Alterations; and (3) two (2) hard copy sets of as-built drawings and an electronic file for such Alterations in a format compatible with Landlord’s computer-aided design software.  If Tenant fails to provide Landlord with said documents, Tenant shall reimburse Landlord upon demand for costs incurred by Landlord in causing the Project plans to be modified to reflect such Alterations.

2.5       Indemnification.  Except to the extent caused by Landlord’s negligence or willful misconduct, Tenant shall indemnify, defend and hold harmless the Landlord Parties from and against any and all claims suffered or incurred arising from or related to Alterations performed in connection with the Eighth Amendment Structural Conduits.

3.         CASp.  For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist (CASp).  In addition, the following notice is hereby provided pursuant to Section 1938(e) of the California Civil Code:

"A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law.  Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant.  The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises."

In furtherance of and in connection with such notice, Landlord and Tenant hereby agree as follows (which constitute the mutual agreement of the parties as to the matters described in the last sentence of the foregoing notice):  (i) Tenant shall have the one-time right to make a request for and obtain a CASp inspection of the Premises ("Tenant CASp Inspection"); (ii) the Tenant CASp Inspection shall be conducted (a) during the Building Hours (as defined in the Original Lease), (b) only after 10 days' prior written notice to Landlord, (c) by a CASp designated by Landlord and without any damage to the Premises or Project, and (d) at Tenant's expense, including, without limitation, Tenant's payment of the fee for the Tenant CASp Inspection, and the fee for any reports prepared by the CASp in connection with the Tenant CASp Inspection (collectively, the "CASp Reports"); (iii) Tenant shall deliver a copy of any CASp Reports to Landlord within 3 business days after Tenant's receipt thereof; (iv) Tenant, at its expense, shall be responsible for making any improvements, alterations and/or repairs to or within the Premises (other than to the structural portions of the Building, except to the extent the structural modification is required as a result of Tenant’s operations in or improvements to the Premises) to correct violations of construction-related accessibility standards disclosed by the Tenant CASp Inspection as and to the extent required by Applicable Laws; and (v) if the Tenant CASp Inspection identifies any improvements, alterations and/or repairs necessary to correct violations of construction-related accessibility standards relating to (a) those items of the Project located outside the Premises and/or (b) any structural portions of the Building that are Landlord's obligation to perform as set forth in the Lease (except to the extent structural modifications are required as a result of Tenant’s operations in or improvements to the Premises), then Landlord shall perform such work as and to the extent required by Applicable Laws, and, except as may be provided in the next paragraph of this Section 3, Tenant shall reimburse Landlord for the cost of such work within 30 days after Tenant's receipt of Landlord's invoice therefor.

The parties hereby agree that if a CASp inspection is required to be obtained by Tenant by (1) a court order in a legal action initiated against Tenant or (2) a notice from a governmental authority, then (x) clause (i) and, to the extent in conflict which such court order or notice, clause (ii) of the immediately preceding paragraph shall not apply to such inspection, and (y) Tenant's reimbursement obligations set forth in clause (v) of the immediately preceding paragraph shall not apply, it being agreed that payment of costs for any work required by such inspection shall be governed by the provisions of the Lease applicable to compliance of the Premises and the Project with Applicable Laws.

4.         Representations.

4.1       Tenant represents and warrants to Landlord that, as of the Eighth Amendment Date:  (i) Tenant is duly formed, validly existing and in good standing under the laws of the state of its organization; (ii) Tenant is authorized to do business as a foreign entity in the state in which the Premises is located; (iii) Tenant owns and holds the entire leasehold interest of the tenant under the Lease; (iv) Tenant has not assigned or encumbered its interest in the Lease or any part thereof; and (v) to Tenant’s knowledge, Landlord is not in default of any of its obligations under the Existing Lease.

4.2       Landlord represents and warrants to Tenant that as of the Eighth Amendment Date (i) Landlord is duly formed, validly existing in good standing under the laws of the state of its organization; (ii) Landlord is authorized to do business as a foreign entity in the state in which the Premises is located; and (iii) to Landlord’s knowledge, Tenant is not in default of any of its obligations under the Existing Lease.

5.         Brokers.  Landlord represents and warrants to Tenant that (i) it has had no dealings with any real estate broker or agent in connection with the negotiation and execution of this Amendment; and (ii) it knows of no other real estate broker or agent who is entitled to a commission as a result of the representation of Landlord in connection with this Amendment.  Tenant represents and warrants to Landlord that (a) it has had no dealings with any real estate broker or agent in connection with the negotiation and execution of this Amendment, and (b) it knows of no real estate broker or agent who is entitled to a commission as a result of the representation of Tenant in connection with this Amendment.  Each of Landlord and Tenant agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments and costs and expenses (including reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the breach by the indemnifying party of any of such indemnifying party’s representations, warranties and/or covenants set forth above in this Section.

6.         No Further Modification.  Except as set forth in this Amendment, all of the terms and provisions of the Existing Lease shall remain unmodified and in full force and effect.

7.         Counterparts and Electronic Signatures.  This Amendment may be executed in multiple counterparts, each of which is to be deemed original for all purposes, but all of which together shall constitute one and the same instrument.  Signatures to this Amendment transmitted by facsimile or via electronic mail (by pdf or similar file types) shall be valid and effective to bind the party so signing.

8.         Interpretation; Construction.  Landlord and Tenant have jointly prepared this Amendment, each with access to counsel, and (i) none of the provisions hereof shall be construed against one party on the ground that such party is the author of this Amendment or any part hereof; and (ii) the usual rule of contract construction that resolves ambiguities against the drafter shall not apply.  All defined terms have the meanings given them for all purposes, and such meanings are equally applicable to both the singular and plural forms of the terms defined.  Any agreement, instrument or law defined or referred to herein (a) means such agreement or instrument or law as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of law) by succession of comparable successor laws; and (b) includes (in the case of agreements or instruments) all attachments thereto and instruments incorporated therein. The words “including” and “includes” and terms of similar import shall be deemed to mean “including, without limitation”.  The terms “hereby,” “hereof,”

“hereto,” “herein,” “hereunder,” and any similar terms, refer to this Amendment.  Article, Section, exhibit, schedule and addendum headings in and any table of contents and index of defined terms are solely for convenience and do not constitute a part, and shall not affect the meaning, construction or effect, of this Amendment.  Capitalized words used as defined terms are used solely for convenience and such words do not affect the definitions assigned to them.  Except to the extent specified to the contrary in this Amendment, references to Articles, Sections, Exhibits, schedules and addenda are to the Articles, Sections, Exhibits, Schedules and Addenda of this Amendment and all such Exhibits, Schedules and Addenda attached to this Amendment are incorporated herein and made a part hereof.  If there is any conflict between such attached Exhibits, Schedules or Addenda and the terms of this Amendment, the terms of this Amendment shall control.

SIGNATURE PAGE CONTINUED ON NEXT PAGE

IN WITNESS WHEREOF, this Amendment has been executed by each of the parties as of the day and year written immediately below their respective signatures to be effective as of the Eighth Amendment Date.

LANDLORD

GI TC ONE WILSHIRE, LLC, a Delaware limited liability company

By:
Print Name:
Its:

Date:

TENANT

CORESITE ONE WILSHIRE, L.L.C., a Delaware limited liability company

By:
Print Name:
Its:

Date:

EXHIBIT A

EIGHTH AMENDMENT CONDUITS

[Construction Drawings Attached on Following Pages]

A-1

EXHIBIT B

METHOD OF PROCEDURE

[Attached on Following Pages]

B-1

EXHIBIT C

APPROVED CONTRACTORS

1.	Zayo LLC - Prime service contractor for CoreSite - for purposes of managing end-to-end project.
2.	Pacific West Space Communications, Inc. (PWC) – Prime general contractor for Zayo - for purposes of core drilling and overseeing safety and work functions.
3.	Technico TV, Inc. – PWC’s subcontractor - for purposes of excavating in right of ways.
4.	Zero DB Communications, LLC – for purposes of fiber splicing.
5.	Day Electric – for purposes of conduit installation.

C-1